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                                                                   Exhibit 23.2

                          [Letterhead of KPMG Peat Marwick]

                                AUDITORS' CONSENT
                                -----------------



The Board of Directors
Payless Cashways, Inc.:


We consent to incorporation by reference in the registration statement (No. 33-59162) on Form S-8 of Payless Cashways, Inc. of our audit report dated June 20, 1994 relating to the statement of net assets available for benefits of Payless Cashways, Inc. Employee Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended and the related supplemental schedules, which report is included herein.





                                                s/ KPMG Peat Marwick



Kansas City, Missouri
June 29, 1994